Exhibit 99.1
The Ensign Group Reports Fourth Quarter 2009 Adjusted Earnings of $0.43 per Share; Issues 2010 Guidance
Conference Call and Webcast Scheduled for February 18, 2010 at 1:00 pm PT
MISSION VIEJO, California (PR Newswire) — February 17, 2010 — The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, hospice care and assisted living companies, today reported record results for the fourth quarter and full year 2009.
Financial Highlights Include:
•	Total revenue was a record $542.0 million for the year and $146.6 million for the quarter, up 15.5% and 18.3% over the comparable periods in 2008;
•	Same-store skilled mix by revenue increased to 50.8% for 2009 from 50.0% in the prior year;
•
The company’s same-store skilled revenue increased by 6.7% for the year, and by 9.3% for the quarter, all notwithstanding the negative impact of Medicare’s 1.1% net market basket decrease, which took effect on October 1;

•	Consolidated EBITDAR climbed 19.7% to $86.9 million for the year, with consolidated EBITDAR margins improving by 57 basis points to 16.0%;
•	Consolidated net income for the year climbed 18.1% to $32.5 million; and
•	Adjusted net income for the year was $33.4 million, or $1.60 per diluted share.
Operating Results
Ensign’s President and Chief Executive Officer Christopher Christensen congratulated Ensign’s facility leaders and their teams on the record performance. “Delivering on our earnings estimates in the face of 2009’s reduced reimbursement rates was the result of an absolute team effort involving every member of the organization,” he said.
Calling the achievement “a direct result of our locally-centered, one-facility-at-a-time business model,” Mr. Christensen stated that, “With intelligent and empowered leaders at the head of every operation, we remain extremely nimble and ready to adjust to nearly any challenge, market by market and facility by facility, regardless of the uncertainties these markets may present.”
He reminded shareholders that anticipated reimbursement reductions had prompted a reduction in revenue guidance midway through 2009, but Management nevertheless left earnings guidance for the year unchanged. With $542 million in revenues, and an adjusted $1.60 per fully diluted share, both targets were met.
He noted that the company achieved these results while actively acquiring additional assets, with 17 new facilities and one hospice business flying the Ensign banner since January 1, 2009. The majority of the acquisitions came in the second half of the year, and several were initially dilutive to earnings, as expected.

Executive Vice President Greg Stapley discussed Ensign’s 2009 growth, saying, “In this down market, we remain largely contrarian in our investing approach,” and noting that the company will likely “head for the sidelines again” if seniors housing starts shifting back to a seller’s market. In the meantime, he reaffirmed that Management expects to continue the pattern of disciplined growth. He also observed that opportunities for organic growth and improvement across the company’s expanding portfolio appear more compelling than ever, as local leaders continue to focus on business fundamentals, and recent acquisitions start to mature.
Mr. Christensen also referenced Ensign’s balance sheet and its industry-low debt ratio, noting that, even after the completion of a $40 million mortgage financing in the quarter, the company’s adjusted net-debt-to-EBITDAR ratio is less than 2.2x. He further noted that the company continues to generate strong cash flow, with net cash from operations of $46.3 million for the year.
In other results, consolidated EBITDA grew by 25.2% for the year to a record $72.2 million. Same-store EBITDA climbed 15.6%, and EBITDA in “transitional” facilities — currently those acquired in 2006 and 2007 — rose 26.0% over 2008. Consolidated net income for the year climbed 18.1% to $32.5 million, with year-over-year net margins increasing 13 basis points to 6.0% for the quarter
The fourth quarter was impacted by retroactive California reimbursement rate changes and quality assurance fee expenses, some of which were attributable to the third quarter but recognized in the fourth quarter. Adjusting for the retroactive changes, same-store skilled mix by revenue for the fourth quarter increased to 52.0%, up from 49.4% in the prior year quarter, consolidated EBITDAR rose 22.1% to $23.6 million, with same-store EBITDAR margins improving 127 basis points to 17.6%, consolidated EBITDA grew by 28.1% to a record $20.1 million, and net income for the quarter rose 18.9% to $8.8 million.
Fully diluted GAAP earnings per share were $0.41 for the quarter, compared to $0.38 per share in the prior year. Excluding only acquisition expenses, amortization of patient bases and the effect on net income of the previously-reported third quarter lease expiration, adjusted net income was $9.0 million or $0.43 per diluted share for the quarter. Fully diluted net earnings per share were $1.55 for the year, compared to $1.33 per share in the prior year, and excluding only acquisition expenses, amortization of patient bases and the effect on net income of the lease expiration, adjusted net income for the year was $33.4 million, or $1.60 per diluted share.
A discussion of the company’s use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDAR and EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the Company’s 10-K, which was filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.
2010 Guidance Issued
Management issued 2010 annual guidance, projecting revenues of $605 million to $615 million, and net income of $1.75 to $1.79 per diluted share for the year. The guidance is based on diluted weighted average common shares outstanding of 21.4 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, and an aggregate 1.0% projected decline in overall reimbursement rates. It also assumes that tax rates do not materially increase, that the therapy cap exceptions are retroactively extended through the end of 2010, and no negative impact associated with the implementation of RUGs IV and MDS 3.0.

Quarter Highlights
During the quarter, the company’s Board of Directors declared a quarterly cash dividend of $0.050 per share of Ensign common stock, an increase from the prior quarterly cash dividend of $0.045 per share. Ensign has been a dividend-paying company since 2002.
Also during the quarter, the company announced that it procured a $40 million, five-year secured term loan from GE Capital’s (NYSE:GE) Healthcare Financial Services business, which was mainly used to replenish the company’s acquisition fund. The loan is secured by mortgages on six of the company’s previously-unencumbered properties. Of the company’s 49 owned properties, 28 remain unencumbered, and may be leveraged to fund further expansion in the future.
The company also announced the acquisitions of ten long-term care facilities and a hospice business in six separate transactions between October 1, 2009 and January 1, 2010. The facilities and business were purchased with cash except as noted, and include:
•	In Texas, Golden Acres, a 22-acre skilled nursing and independent living campus in greater Dallas. The Golden Acres acquisition also included a Dallas-area hospice business, Custom Care Hospice.
•
In Utah, Castle Country Care Center, an 80-bed skilled nursing facility in Price, South Valley Care Center, a 116-bed skilled nursing facility in metropolitan Salt Lake City, and Rock Canyon Rehab & Care Center, a 200-bed skilled nursing facility in Provo, which were acquired with a combination of cash and seller financing.

•	In Arizona, SunView Care Center, a 127-bed skilled nursing facility in Youngtown, which is adjacent to the popular Sun City retirement community.
•
Also in Texas, Grand Terrace Rehabilitation & Healthcare Center, a 93-bed skilled nursing facility in McAllen, Alta Vista Rehabilitation & Healthcare, a 100-bed skilled nursing facility in Brownsville, and Veranda Rehabilitation & Healthcare, a 95-bed skilled nursing facility in Harlingen.

•
Also in Utah, Ensign purchased the underlying real estate and other operating assets of Paramount Health & Rehabilitation Center, an 85-bed skilled nursing facility in Salt Lake City, which an Ensign subsidiary has been operating since December of 2008 under a lease with a purchase option.

•	And in Idaho, Emmett Care & Rehabilitation Center, a 72-bed skilled nursing facility in Emmett, and Parke View Rehabilitation & Care Center, an 86-bed skilled nursing facility in Burley.
The ten acquisitions brought Ensign’s growing portfolio to 79 facilities, 49 of which are Ensign-owned, with Ensign affiliates holding purchase options on eight of Ensign’s 30 leased facilities. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care operations across the Western United States.
Conference Call
A live webcast will be held on Thursday, February 18, 2010, at 1:00 p.m. Pacific Time (4:00 p.m. Eastern Time) to discuss Ensign’s fourth quarter and fiscal 2009 financial results, and Management’s 2010 guidance for revenues and earnings per share. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Thursday, February 25, 2010.

About Ensign™
The Ensign Group, Inc.’s operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, hospice services, physical, occupational and speech therapies, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 79 care facilities in California, Arizona, Texas, Washington, Utah, Idaho and Colorado. Each of these facilities is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “Company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the hospice business, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue	$146,615	$123,947	$542,002	$469,372

Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	117,565	98,378	434,318	376,742
Facility rent—cost of services	3,571	3,703	14,703	14,932
General and administrative expense	5,506	5,389	20,767	20,017
Depreciation and amortization	3,863	2,513	13,276	9,026

Total expenses	130,505	109,983	483,064	420,717
Income from operations	16,110	13,964	58,938	48,655
Other income (expense):
Interest expense	(1,973)	(1,231)	(5,691)	(4,784)
Interest income	59	280	279	1,374

Other expense, net	(1,914)	(951)	(5,412)	(3,410)
Income before provision for income taxes	14,196	13,013	53,526	45,245
Provision for income taxes	5,503	5,154	21,040	17,736

Net income	$8,693	$7,859	$32,486	$27,509

Net income per share:
Basic	$0.42	$0.38	$1.58	$1.34

Diluted	$0.41	$0.38	$1.55	$1.33

Weighted average common shares outstanding:
Basic	20,637	20,546	20,603	20,520

Diluted	20,966	20,841	20,925	20,715

Consolidated Balance Sheets
(in thousands)

	December 31,
	2009	2008
Assets
Cash and cash equivalents	$38,855	$41,326
Other current assets	78,472	63,122

Total current assets	117,327	104,448
Property and equipment, net	230,774	157,029
Other assets	43,247	35,424

Total assets	$391,348	$296,901

Liabilities and stockholders’ equity
Current liabilities:
Current liabilities, excluding current maturities of long-term debt	$69,703	$56,575
Current maturities of long-term debt	2,065	1,062

Total current liabilities	71,768	57,637
Long-term debt—less current maturities	107,401	59,489
Other long-term liabilities	24,620	23,754
Total Stockholders’ equity	187,559	156,021

Total liabilities and stockholders’ equity	$391,348	$296,901

Reconciliation of Net Income to EBITDAR
(in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income	$8,693	$7,859	$32,486	$27,509
Interest expense, net	1,914	951	5,412	3,410
Provision for income taxes	5,503	5,154	21,040	17,736
Depreciation and amortization	3,863	2,513	13,276	9,026

EBITDA	19,973	16,477	72,214	57,681
Facility rent—cost of services	3,571	3,703	14,703	14,932

EBITDAR	$23,544	$20,180	$86,917	$72,613

Adjusted Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended					Year Ended
	December 31, 2009					December 31, 2009
		Non-					Non-
	As	GAAP		Expiration	As	As	GAAP		Expiration	As
	Reported	Adj.		of Lease	Adjusted	Reported	Adj.		of Lease	Adjusted
Revenue	$146,615				$146,615	$542,002			$(1,411)	$540,591

Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	117,565	(172	)(1)	(16)	117,377	434,318	(349	)(1)	(1,201)	432,768
Facility rent—cost of services	3,571				3,571	14,703			(416)	14,287
General and administrative expense	5,506				5,506	20,767				20,767
Depreciation and amortization	3,863	(385	)(2)		3,478	13,276	(773	)(2)	(153)	12,350

Total expenses	130,505	(557)		(16)	129,932	483,064	(1,122)		(1,770)	480,172
Income from operations	16,110	557		16	16,683	58,938	1,122		359	60,419

Other income (expense):
Interest expense	(1,973)				(1,973)	(5,691)				(5,691)
Interest income	59				59	279				279

Other expense, net	(1,914)				(1,914)	(5,412)				(5,412)
Income before provision for income taxes	14,196	557		16	14,769	53,526	1,122		359	55,007
Provision for income taxes	5,503	216	(3)	6	5,725	21,040	441	(3)	141	21,622

Net income	$8,693	341		10 (4)	$9,044	$32,486	681		218 (4)	$33,385

Net income per share:
Basic	$0.42				$0.44	$1.58				$1.62

Diluted	$0.41				$0.43	$1.55				$1.60

Weighted average common shares outstanding:
Basic	20,637				20,637	20,603				20,603

Diluted	20,966				20,966	20,925				20,925

(1)	Represents acquisition-related costs expensed, which were previously capitalizable during 2008.

(2)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of three to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(3)	Represent s the tax impact of the acquisition costs and patient base non-GAAP adjustments represented in entries (1) and (2).

(4)	Represents the impact on net income, including tax effect, of the expiration of the Company’s lease at one of its assisted living facilities in Arizona.

Discussion of Non-GAAP Financial Measures
EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA and EBITDAR provides important supplemental information to management and investors to evaluate the Company’s operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company’s Report on Form 10-K filed today with the SEC. The Form 10-K is available on the SEC’s website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign’s website.